EXHIBIT 12

                           THE BANK OF NEW YORK COMPANY, INC.
                          Ratios of Earnings to Fixed Charges
                                 (Dollars in millions)

                                                 Three Months Ended
                                                       March 31,
                                                 ------------------
                                                    2006      2005
                                                 --------  --------
EARNINGS
--------
Income Before Income Taxes                       $    637  $    566
Fixed Charges, Excluding Interest
  on Deposits                                         197       105
                                                 --------  --------

Income Before Income Taxes and Fixed
  Charges, Excluding Interest on Deposits             834       671
Interest on Deposits                                  334       184
                                                 --------  --------

Income Before Income Taxes and Fixed
  Charges, Including Interest on Deposits        $  1,168  $    855
                                                 ========  ========

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                                    $    176  $     87
One-Third Net Rental Expense*                          21        18
                                                 --------  --------
Total Fixed Charges, Excluding Interest
  on Deposits                                         197       105
Interest on Deposits                                  334       184
                                                 --------  --------
Total Fixed Charges, Including Interest
  on Deposits                                    $    531  $    289
                                                 ========  ========

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                       4.23x     6.39x
Including Interest on Deposits                       2.20      2.96

*The proportion deemed representative of the interest factor.